UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2009

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2009, Robert Y. Green, Jr. resigned as a member of the Board of Directors (the “Board”) of Hampton Roads Bankshares, Inc. (the “Company”) to focus on his business, as it has become very demanding of his time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2009, the Board adopted an amendment to the Company’s Bylaws (the “Amendment”), to become effective on that date. The Amendment adds a new Section 1.9 to Article I of the Bylaws, which permits the adjournment, postponement or cancellation of certain meetings of the stockholders at the discretion of the Board or the Chairman of the Board on its behalf. A copy of the Company’s Bylaws, as amended to date, is filed as Exhibit 3.2 to this report and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

3.2	Bylaws of Hampton Roads Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date:	September 24, 2009	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

3.2	Bylaws of Hampton Roads Bankshares, Inc.